UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2005

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (513) 784-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Compensation Committee of the Board of Directors has approved compensation actions for certain executive officers, effective February 22, 2005, as set forth below.

The Committee approved the following annual salaries, effective retroactively to February 1, 2005:

Name	Title	Annual Salary
Fernando Aguirre	Chairman, President and Chief Executive Officer	$750,000	*
Robert F. Kistinger	President and Chief Operating Officer, Chiquita Fresh Group	575,000	*
Robert W. Olson	Senior Vice President, General Counsel and Secretary	415,000	*
John W. Braukman III	Senior Vice President and Chief Financial Officer	320,000
Manuel Rodriguez	Senior Vice President, Government and International Affairs	260,000	*
Waheed Zaman	Vice President and Chief Information Officer	260,000	*

*—Represents annualized increases of $50,000, $25,000, $15,000, $28,000 and $35,000 for Messrs. Aguirre, Kistinger, Olson, Rodriguez and Zaman, respectively.

The Committee approved the following cash bonuses under its Annual Bonus Program for performance during 2004:

Name	Title	Bonus for 2004
Fernando Aguirre	Chairman, President and Chief Executive Officer	$1,506,960
Robert F. Kistinger	President and Chief Operating Officer, Chiquita Fresh Group	819,720
Robert W. Olson	Senior Vice President, General Counsel and Secretary	358,800
John W. Braukman III	Senior Vice President and Chief Financial Officer	73,600	**
Manuel Rodriguez	Senior Vice President, Government and International Affairs	240,120
Waheed Zaman	Vice President and Chief Information Officer	170,775	**

**—Prorated for partial year of service. Mr. Braukman joined the Company on August 16, 2004, and Mr. Zaman on February 1, 2004.

The annual bonuses were based on individual bonus targets (ranging from 40% to, in the case of Mr. Aguirre, 130% of annual salary); the Company’s performance against net income goals for 2004; and individual performance ratings. The targets and net income goals were established during the first quarter of 2004 (with the goals being revised in September 2004 to reflect certain asset sales).

Mr. Aguirre’s bonus exceeded the maximum bonus (as a percentage of salary) set forth in his employment agreement dated January 12, 2004 (filed as an exhibit to the Company’s Current Report on Form 8-K filed January 14, 2004), but is within the parameters of the Annual Bonus Program for all executives approved by the Committee during the first quarter of 2004.

The Committee approved the following awards for 2004 under the Company’s Long-Term Incentive Program (“LTIP”):

Name	Title	LTIP Award for 2004
Robert F. Kistinger	President and Chief Operating Officer, Chiquita Fresh Group	$323,675
Robert W. Olson	Senior Vice President, General Counsel and Secretary	203,300
John W. Braukman III	Senior Vice President and Chief Financial Officer	42,800	***
Manuel Rodriguez	Senior Vice President, Government and International Affairs	80,250
Waheed Zaman	Vice President and Chief Information Officer	77,241	***

***—Prorated for partial year of service.

The foregoing LTIP awards are to be paid with restricted shares of Company Common Stock having equivalent fair market value as of February 25, 2004, which was the third business day after the Company released its earnings for the fourth quarter of 2004. The restricted shares will vest on January 1, 2006 if the executive officer continues to be employed on that date and will become fully vested in the event of death, disability, retirement or a change in control of the Company.

The LTIP awards were based on individual LTIP targets and the Company’s performance against earnings per share goals for 2004. The individual targets and earnings per share goals were established by the Committee in early 2003 (or, in the case of Messrs. Braukman and Zaman, when they joined the Company).

Mr. Aguirre does not participate in the LTIP. The long-term components of his compensation arrangements are set forth in his employment agreement dated January 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2005	CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/s/ Robert W. Olson
Robert W. Olson
Senior Vice President, General Counsel and Secretary